Exhibit 24.2

POWER OF ATTORNEY

The undersigned directors of Trinseo S.A. appoint each of Christopher D. Pappas, John A. Feenan and Curtis S. Shaw, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-1 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey J. Cote Jeffrey J. Cote	Director	May 20, 2014

/s/ Pierre-Marie De Leener Pierre-Marie De Leener	Director	May 20, 2014

/s/ Stephen F. Thomas Stephen F. Thomas	Director	April 30, 2014

/s/ Aurélien Vasseur Aurélien Vasseur	Director	April 30, 2014